UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2010

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879

(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2010, Beacon Power Corporation (the “Company”) entered into an Underwriting Agreement with Lazard Capital Markets LLC, the sole bookrunning manager for the offering (the “Underwriter”),  related to a public offering of 10,000 units (the “Units”), with each Unit consisting of (i) one share of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (ii) a warrant to purchase 0.5 of a share of Preferred Stock (the “Preferred Warrant”) and (iii) a warrant to purchase 4,458.27 shares of Common Stock, together with any associated rights (the “Common Warrant” and, together with the Preferred Warrant, the “Warrants”), at a price to the public of $1,000 per Unit, less underwriting commission and discounts.  The Preferred Warrants to be issued in this offering will have an exercise price of $1,000 per share of Preferred Stock, and will expire on the Maturity Date of the Preferred Stock as described below.  The Common Warrants to be issued in this offering will have an exercise price of $0.25234 per share of Common Stock, subject to adjustment, and will expire on December 23, 2015.  The offering is expected to close on December 23, 2010, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $8.9 million, assuming no exercise of the Warrants, and after deducting underwriting commissions and discounts and estimated expenses payable by the Company associated with the offering.  If the Preferred Warrants are exercised in full, the Company will receive additional gross proceeds of $5 million, before commissions and expenses.  The shares of Preferred Stock, the Preferred Warrants and the Common Warrants are immediately separable and will be issued separately.

The terms and conditions of the Preferred Stock are governed by the Certificate of Designations for the Series B Convertible Preferred Stock (the “Certificate of Designations”), as described in Item 5.03 below.

The Preferred Warrants may be exercised at any time prior to their expiration by the holders thereof.  Subject to certain “Equity Conditions” (described in Item 5.03 below) being satisfied, the Company can also force the holders of the Preferred Stock to exercise the Preferred Warrants for cash (i) in full, if the market price of the Company’s common stock exceeds 150% of the initial conversion price of the Preferred Stock for twenty trading days in any thirty trading day period, (ii) in full, if the Company consummates an underwritten public offering of its common stock with net proceeds of at least $10 million to the Company, or (iii) in installments, in connection with the last five scheduled Installment Dates (as defined below) of the Preferred Stock.

The exercise price of the Common Warrants is subject to adjustment, among other circumstances, (i) in connection with a subdivision or combination of the Company’s common stock (proportionately in both cases, but in the case of a combination, with a possible further adjustment calculated by reference to the relative trading prices of the Company’s common stock prior to the combination and after the combination), (ii) if the Company sells or issues its common stock, or is deemed to sell or issue its common stock (through the sale or issuance of securities convertible or exercisable for its common stock) at a price less than the exercise price of the warrants then in effect (in which case the exercise price will be reduced on a weighted average basis), and (iii) between June 1, 2011 and the date on which the Preferred Warrants have been exercised in full (or, if they are not exercised, 91 days after the Maturity Date of the

Preferred Stock, as described under Item 5.03), during which period up to $1 million in aggregate exercise price of the warrants may be exercised at a price (if less than the exercise price then otherwise in effect) equal to (a) 85% of the arithmetic average of the six (6) lowest daily volume weighted average prices (VWAPs) per share during the twenty (20) consecutive trading days immediately prior to the exercise date, if such arithmetic average is below $1.00 per share, or (b) 90% of the arithmetic average of the six (6) lowest VWAPs during such period in any other case.

The offering is being made pursuant to (i) a preliminary prospectus supplement dated December 21, 2010 and an accompanying prospectus under the Company’s shelf registration statement on Form S-3 (File No. 333-152140) that was filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2008, amended on July 24, 2008 and declared effective by the SEC on July 29, 2008, with respect to the initial $12,526,765 of securities offered in the offering (including the public offering price per unit and the exercise prices to be paid in connection with the Warrants), and (ii) a preliminary prospectus supplement dated December 21, 2010 and an accompanying prospectus under the Company’s shelf registration statement on Form S-3 (File No. 333-161648) that was filed with the SEC on September 1, 2009, and declared effective by the SEC on September 15, 2009, with respect to securities sold in excess of such amounts.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Edwards Angell Palmer & Dodge LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement, the form of the Preferred Warrants and the form of the Common Warrants to be issued in connection with the offering are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

On December 21, 2010, the Company issued a press release announcing that it had commenced the public offering described in Item 1.01 of this Current Report on Form 8-K.  On December 22, 2010, the Company issued a press release announcing that it had priced the public offering.

Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the offering of the Preferred Stock, as described in Item 1.01 above, the Company approved the Certificate of Designations to designate up to 15,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Each share of Preferred Stock will have an initial “Stated Value” of $1,000, subject to reduction upon conversion or redemption as described below.  The Preferred Stock will have a maturity date of February 1, 2012, unless extended under certain limited circumstances (the “Maturity Date”).  Any remaining Stated Value, plus accrued and unpaid dividends, will be paid at the Maturity Date.

The Preferred Stock is entitled to receive dividends on the Stated Value, at a rate of eight percent (8%) per annum.  The Company may elect to pay the dividends in cash or, if certain “Equity Conditions” are satisfied, in shares of common stock.  Dividends are payable monthly, in arrears, on the first day of each month beginning February 1, 2011, through the Maturity Date.  If the Company elects to pay dividends in shares of its common stock, and subject to the Equity Conditions being met, the Company will give notice to holders on the twenty-third (23rd) trading day prior to the applicable dividend due date. At the same time it delivers that notice, it will deliver a number of shares of common stock equal to the dividend amount divided by the Market Price (as described below) determined as of the date notice is given.  On the dividend due date, the Company will make a similar determination using the Market Price as of the dividend due date.  If the number of shares so calculated exceeds the number of shares that the Company delivered with the notice, then it will deliver the difference (if any) on the applicable dividend payment date.  If the number of shares so calculated is less than the number of shares that the Company delivered with the notice, then the dollar amount reflecting the excess shares delivered by the Company will be automatically redeemed (or, in the case of the last dividend date or another dividend date on which no Preferred Stock remains outstanding after giving effect to redemptions or conversions on the same date, cash or stock will be returned to the Company). In the event of certain “triggering events”, the rate will increase to fifteen percent (15%) per annum until such time as the triggering event is cured.

The “Market Price” is the arithmetic average of the six (6) lowest daily volume weighted average prices, or VWAPs, during the twenty (20) consecutive trading day period ending two trading days prior to the relevant date of determination.

Subject to the ownership and conversion limitations described below, a holder of shares of Preferred Stock may convert its shares of Preferred Stock at any time after the initial issuance date, plus accrued and unpaid dividends, at a rate equal to the “Conversion Price.”  The Conversion Price initially will be $0.25234 per share, subject to adjustment as described below.

Unless the Company elects a Company Conversion (described below), it will redeem, pro rata among all holders of Preferred Stock based on their initial holdings, 1,154 shares of Preferred Stock (the “Installment Amount”) on the first business day of each month, beginning February 1, 2011 through the Maturity Date (each, an “Installment Date”).  If the Preferred Warrants included in the offering are not exercised in full (by the holder or by the Company), the Preferred Stock issued in the offering will thus be redeemed on this schedule (or converted as described below) prior to the Maturity Date.  The Installment Amount payable to any holder may be reduced for such holder by conversion, redemption, failure to have exercised the Preferred Warrants, or otherwise. The Company will give notice to the holders on the twenty-third (23rd) trading day prior to each Installment Date, specifying its election to make the redemption payment in cash or, subject to the Equity Conditions, to cause a Company Conversion of the same number of shares of Preferred Stock as described below.  The Company will pay the redemption payment in cash in immediately available funds on the Installment Date.

In lieu of making a cash redemption on the Installment Date in any month, and subject to the Equity Conditions being satisfied, the Company may elect to cause a conversion of all or part of the shares required to be redeemed (a “Company Conversion”).  If the Company so elects, it will give notice to the holders on the twenty-third (23rd) trading day prior to the Installment Date, at which time it will deliver a number of shares of common stock determined by dividing the Stated Value of the converted Preferred Stock by the lower of (i) the then applicable conversion price, and (ii) 85% or 90% (depending on whether the Company’s Market Value is below or above $1.00, respectively) of the Market Price as of the installment notice date.  On the relevant Installment Date, the Company will make a similar determination with respect to the shares payable on the Installment Date based on the Market Price as of the Installment Date.  If the number of shares so calculated exceeds the number of shares that the Company delivered with the notice, then it will deliver the difference (if any) on the applicable Installment Date.  If the number of shares so calculated is less than the number of shares that the Company delivered with the notice, then the dollar amount reflecting the excess shares delivered by the Company will be automatically redeemed (or, in the case of the last Installment Date or another Installment Date on which no Preferred Stock remains outstanding after giving effect to redemptions or conversions on the same date, cash or stock will be returned to us).  If the Equity Conditions cease to be true after the Company delivers the notice of its election to cause a Company Conversion, but before the Installment Date, then the holders of Preferred Stock may do either or both of (i) causing the Company to redeem all or part of the conversion amount, in cash, at 125% of such amount, and/or (ii) declaring the conversion null and void with respect to all or a portion of the conversion amount (the “voided amount”), in which event the conversion price the voided amount will be reduced to the lowest of (i) the then applicable conversion price, (ii) 85% or 90%, as the case may be (see above) of the Market Price on the date the conversion is voided, or (iii) 85% or 90%, as the case may be (see above) of the Market Price on the date that the holder delivers a notice of conversion of the voided amount.

The “Equity Conditions” will be satisfied on any date if (a) on each day during the 30 trading days prior to such measurement date, all shares of common stock issued and issuable upon conversion of the Preferred Stock (including the Preferred Stock issuable upon exercise of the Preferred Warrants) or payable as dividend shares and upon exercise of the Common Warrants will be eligible for sale without restriction and without the need for registration under the securities laws; (b) on each such day, the common stock is listed on The NASDAQ Capital Market, on one of several named alternative markets and, if subject to certain delisting proceedings or a failure to meet the maintenance standards of such an exchange, the Company must meet the minimum listing conditions of one of the other permitted markets (including the OTC Bulletin Board), (c) on each such day, the Company has delivered common stock upon conversion by holders of Preferred Stock on a timely basis, as and if required; (d) any applicable shares to be issued in connection with the determination may be issued in full without violating the ownership limitations described below or the rules of the Company’s principal market (except that the ownership limitations will not prevent the Company from delivering common stock in amounts up to such limits); (e) during such period, the Company shall have made timely payments as required; (f) there has been no “triggering event” or potential triggering event under the certificate of designations; (g) the Company has no knowledge of any fact that would cause the shares of common stock issuable in connection with the Preferred Stock or warrants not to be eligible for sale without restriction; (h) the Company meets certain minimum average trading volume qualifications on its principal market (i.e., a $200,000 daily dollar volume, averaged over the applicable 30 trading days); and (i) the Company is otherwise in material compliance with its covenants and representations in the related transaction documents, including the certificate of designations.

The Company can redeem any or all of the Preferred Stock at any time, so long as the Equity Conditions have been satisfied on the date it delivers a redemption notice to the holders and the redemption date.  The redemption price in connection with any such optional redemption will be an amount in cash equal to 125% of the sum of the Stated Value of the Preferred Stock being redeemed, with accrued and unpaid dividends, and an amount reflecting the dividends that would have been payable through the Maturity Date if the Preferred Stock had remained outstanding.

The Preferred Stock is subject to mandatory redemption at the election of holders upon the occurrence of certain triggering events.  The redemption price in these circumstances would be the greater of (a) 125% of the Stated Value plus accrued dividends, and (b) the number of shares into which the holder’s Preferred Stock may be converted multiplied by the highest closing sale price of the Company’s common stock during the period immediately prior to the triggering event and the date the holder delivers a notice of redemption, plus in each case an amount reflecting the dividends that would have been payable through the Maturity Date if the Preferred Stock had remained outstanding.  “Triggering events” include, among other events, certain breaches by the Company of its agreements, failures to pay amounts when due, failures to maintain any registration statement as required, the failure by the Company to keep its common stock listed on any of the specified eligible markets (excluding the OTC Bulletin Board), and failure to keep a sufficient number of authorized shares reserved for issuance on conversion of the Preferred Stock or exercise of the warrants.

The conversion price of the Preferred Stock will be adjusted to reflect any stock splits and similar capital events proportionately.  In the event of a consolidation of our common stock, such as a reverse stock split, the conversion price of the Preferred Stock will also be adjusted proportionately, and then further adjusted (but not increased) to equal the product of (x) the quotient determined by dividing the conversion price in effect prior to the stock combination by the average of the daily VWAPs for the 15 trading days prior to such combination, and (y) the average of the daily VWAPs for the 15 trading days following the combination. In addition, if the Company issues (or is deemed to issue through the issuance or sale of convertible securities) shares of common stock at a price (as determined under the certificate of designations) less than the conversion price at the time, the conversion price of the Preferred Stock will be reduced to the price at which such common stock is issued or deemed to be issued.  Adjustments will not be required upon the issuance of certain “excluded securities”, including shares issued or deemed to be issued under the Company’s existing employee stock plans, or upon the issuance of shares of common stock as dividend payments or conversions under the Preferred Stock; provided, however, that if the Company issues or is deemed to issue common stock on the dividend date or Installment Date in June 2011, such issuance will not be excluded from these adjustment provisions so that the conversion price of the Preferred Stock may be adjusted upon such issuance to the lower of (i) the conversion price at that time or (ii) the Market Price as of the relevant dividend date or Installment Date.

The Company will not effect any conversion of the Preferred Stock, nor shall a holder convert its shares of Preferred Stock, to the extent that such conversion would cause the holder to have acquired, through conversion of the Preferred Stock or otherwise, beneficial ownership of a number shares of the Company’s common stock in excess of 4.99% of the common stock immediately preceding the conversion. This limitation may from time to time be increased or decreased as it applies to any holder, but not above 9.99% or below 4.99%, by such holder, effective upon the sixty-first (61st) day after it gives the Company written notice of the adjustment.

In the event of a liquidation event, before any amounts are made available to the holders of the Company’s common stock, the holders of the Preferred Stock will be entitled to receive in cash, out of the assets of the Company, an amount per share of Preferred Stock equal to the Stated Value, with accrued and unpaid dividends, plus an amount representing the dividends that would have accrued but for such event through the Maturity Date.  After such a distribution, the holders of the Preferred Stock will be entitled to participate in any distribution to the holders of the Company’s common stock on an as-converted basis.

While the Preferred Stock is outstanding, neither the Company nor its subsidiaries may incur any additional indebtedness, with the exception of certain project-level indebtedness at the subsidiary level, the Company’s guaranty of such project-level indebtedness, and ordinary course equipment leases, obligations to vendors and similar exceptions.  The Company is also prohibited from issuing additional or other capital stock that is senior to, or on par with, the Preferred Stock, or from issuing variable rate securities, without the consent of holders of 90% of the Preferred Stock then outstanding.

The foregoing description of the terms of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designations, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated December 22, 2010 by and between Beacon Power Corporation and Lazard Capital Markets LLC

3.1	Certificate of Designations for the Series B Convertible Preferred Stock

4.1	Form of Preferred Warrant

4.2	Form of Common Warrant

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

23.1	Consent of Edwards Angell Palmer & Dodge LLP (included in its opinion filed as Exhibit 5.1 hereto)

99.1	Press Release dated December 21, 2010

99.2	Press Release dated December 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	December 22, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Underwriting Agreement dated December 22, 2010 by and between Beacon Power Corporation and Lazard Capital Markets LLC

3.1	Certificate of Designations for the Series B Convertible Preferred Stock

4.1	Form of Preferred Warrant

4.2	Form of Common Warrant

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

23.1	Consent of Edwards Angell Palmer & Dodge LLP (included in its opinion filed as Exhibit 5.1 hereto)

99.1	Press Release dated December 21, 2010

99.2	Press Release dated December 22, 2010